Board of Directors
Classic Bancshares, Inc.
344 Seventeenth Street
Ashland, Kentucky  41101-7628

Members of the Board:

      We consent to the incorporation by reference in this Registration Statement on Form S-8 of Classic Bancshares, Inc. (the "Company") of our report on the financial statements included in the Company's Annual Report on Form 10-K for the year ended March 31, 1994 filed pursuant to the Securities Exchange Act of 1934, as amended.




                                    GRIFFITH, DELANEY, HILLMAN & COMPANY
                                    Certified Public Accountants

Ashland, Kentucky
July 16, 1996